      As filed with the Securities and Exchange Commission on July 31, 1997
                                                       Registration No. 33-55984
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                   ECOLAB INC.

                                 --------------

             (Exact name of registrant as specified in its charter)

           Delaware                                         41-0231510
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                                  Ecolab Center
                              370 N. Wabasha Street
                               St. Paul, MN  55102
                    (Address of Principal Executive Offices)

                                 --------------

            ECOLAB INC. NON-EMPLOYEE DIRECTOR STOCK-FOR-RETAINER PLAN
                            (Full title of the plan)

                                 --------------

                           William R. Rosengren, Esq.
                 Senior Vice President - Law and General Counsel
                                  Ecolab Center
                              370 N. Wabasha Street
                               St. Paul, MN  55102
                     (Name and address of agent for service)
                                 (612) 293-2233
          (Telephone number, including area code, of agent for service)

                                 --------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Ecolab Inc., a Delaware corporation (the "Registrant"), hereby amends the Form S-8 Registration Statement No. 33-55984 (the "Registration Statement") by deregistering all shares of common stock, $1.00 per share par value, and the preferred stock purchase rights attached thereto of the Registrant (collectively referred to as the "Offered Shares"), which have not been issued or transferred under the Ecolab Inc. Non-Employee Director Stock-For-Retainer Plan (the "Plan"). The Offered Shares can no longer be issued or transferred under the Plan which was terminated effective May 9, 1997.

The Registration Statement was originally filed by the Registrant with the Securities and Exchange Commission on December 21, 1992. This Post-Effective Amendment No. 1 which is made pursuant to the undertakings contained in the Registration Statement is being filed to remove from registration the 127,428 Offered Shares not heretofore issued or transferred pursuant to the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul and State of Minnesota, on July 29, 1997.

                                        ECOLAB INC.


                                        By:  /s/ Allan L. Schuman
                                           -----------------------------------
                                             Allan L. Schuman
                                             President and Chief Executive
                                             Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on July 29, 1997 by the following persons in the capacities indicated.


/s/ Allan L. Schuman                    President and Chief Executive Officer
-----------------------------------     (Principal Executive Officer) and
Allan L. Schuman                         Director


/s/ Michael E. Shannon                  Chairman of the Board, Chief Financial
-----------------------------------     and Administrative Officer (Principal
Michael E. Shannon                      Financial Officer) and Director


/s/ Arthur E. Henningsen, Jr.           Senior Vice President and Controller
-----------------------------------     (Principal Accounting Officer)
Arthur E. Henningsen, Jr.


/s/ Kenneth A. Iverson                  Directors
-----------------------------------
Kenneth A. Iverson,
as attorney-in-fact for Ruth S. Block,
James J. Howard, Reuben F. Richards,
Richard L. Schall, Philip L. Smith and
Hugo Uyterhoeven

Directors not signing:
Joel W. Johnson
Jerry Levin
Roland Schulz
Albrecht Woeste


                                        2